Exhibit 21.1

Subsidiaries

PlainsCapital Corporation—Texas
PlainsCapital Bank—Texas
PrimeLending, a PlainsCapital Company—Texas
PrimeLending Ventures Management, LLC—Texas
PrimeLending Ventures, LLC—Texas
First Southwest Holdings, LLC—Delaware
First Southwest Company—Delaware
First Southwest CDE, LLC—Delaware
First Southwest Leasing Company—Delaware
First Southwest CDE, LLC—Delaware
First Southwest Asset Management, Inc.—Delaware
FSW Advisory Services, Inc.—Delaware
FSC Asset Administrator, LLC—Delaware
FSC Company 2005-A, LLC—Delaware
PUT 2005-A GP, LLC—Delaware
PUT 2005-A, LP—Delaware
Legal Fee Note Issuer 2005-A, LLC—Delaware
PlainsCapital Leasing, LLC—Texas
PlainsCapital Securities, LLC—Texas
PlainsCapital Insurance Services, LLC—Texas
PCB-ARC, Inc.—Texas
PNB Aero Services, Inc.—Texas
PNB Financial Group, Inc.—Texas
Plains Financial Corporation—Texas
Hester Capital Management, LLC—Texas
PlainsCapital Equity, LLC—Texas
PCC Statutory Trust I—Connecticut
PCC Statutory Trust II—Connecticut
PCC Statutory Trust III—Connecticut
PCC Statutory Trust IV—Delaware